UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 21, 2016

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 21, 2016, SIGA Technologies, Inc. (the “Company”) issued a press release announcing the commencement of its previously announced offering (the “Rights Offering”) of rights to holders of the Company’s common stock, as of the record date of October 12, 2016, to subscribe for up to an aggregate of $35,284,792 in common stock. Each subscription right will entitle its holder to invest $0.65 towards the purchase of shares of the Company’s common stock at a subscription price equal to the lower of $1.50 or 85% of the volume weighted average price of our shares during market hours on the expiration date of the Rights Offering, as more fully described in the prospectus relating to the Rights Offering.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release of the Company, dated October 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date:   October 21, 2016